For Immediate Release	Contact:
Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com
Investor Inquiries: Kate Pearlman (215) 409-7287 Pearlman-Kate@aramark.com

Aramark Reports Third Quarter 2017 Earnings

KEY HIGHLIGHTS

Sales +0.2%; Organic Sales +1%
Operating Income -9%; Adjusted Operating Income (AOI) +4%1
EPS +44% to $0.26; Adjusted EPS +18%1 to $0.40
Operating Income Margin down 40 bps to 4.3%; AOI Margin up 20 bps to 5.8%1

Full-year Free Cash Flow outlook strengthens

Philadelphia, PA, August 8, 2017 - Aramark (NYSE: ARMK) today reported third quarter fiscal results.

“Our operating momentum continues as we make consistent progress against our strategic priorities, which led to another quarter of solid performance,“ said Eric J. Foss, Chairman, President and CEO. “Our results reflect broad-based strength fueled by a constant focus on innovating across the entire portfolio in quality, premium offerings, health & wellness, and technology to create a differentiated experience for Aramark customers.”

“Simultaneously, our productivity expansion remains on track and is enabling reinvestment in growth and capability,” Foss continued. “Our performance positions us well to achieve our 2017 full-year outlook and to continue driving future shareholder value creation.”

1 Constant Currency

THIRD QUARTER RESULTS*

	Sales
	Q3 '17	Q3 '16	Change	Organic Change
FSS North America	$2,492M	$2,488M	0.1%	0.4%
FSS International	714	710	1%	4%
Uniform & Career Apparel	388	389	(0.4%)	(0.4%)
Total Company	$3,593M	$3,587M	0.2%	1%

	Operating Income			AOI
	Q3 '17	Q3 '16	Change	Q3 '17	Q3 '16	Change
FSS North America	$120M	$101M	19%	$142M	$125M	14%
FSS International	26	38	(33)%	36	39	(6)%
Uniform & Career Apparel	45	52	(14)%	46	52	(11)%
Corporate	(36)	(22)	(64%)	(15)	(14)	(11)%
Total Company	$155M	$169M	(9)%	$209M	$201M	4%
Effect of Currency Translation				1
Constant Currency AOI				$210M
* May not total due to rounding.

Consolidated revenues were $3.6 billion in the quarter, an organic increase of 1% over the prior-year period. The North America segment was positively impacted by growth in Sports, Leisure and Corrections, Business & Industry and Education. The International segment delivered strong, broad-based organic growth, while Uniform sales were down modestly as expected.

The Company drove strong productivity improvements in North America and International base accounts, while continuing to reinvest in technology and capabilities. International margins were also impacted by the timing of certain expenses, as well as the timing of the Easter holiday. Uniform income was impacted by installation costs related to the onboarding of new business.

THIRD QUARTER SUMMARY
On a GAAP basis, sales were $3.6 billion, operating income was $155 million, net income attributable to Aramark stockholders was $65 million and diluted earnings per share were $0.26. This compares to the third quarter of 2016 where, on a GAAP basis, sales were $3.6 billion, operating income was $169 million, net income attributable to Aramark stockholders was $45 million and diluted earnings per share were $0.18. Third quarter GAAP diluted earnings per share increased 44% year-over-year. Tax expense benefited from the results of tax planning efforts and the adoption of new accounting standards related to share-based compensation.

Adjusted net income was $100 million or $0.40 per share, versus adjusted net income of $84 million or $0.34 per share in the third quarter of 2016. A stronger U.S. dollar decreased sales by approximately $33 million, but had no material impact on operating income or earnings per share.

CAPITAL STRUCTURE & LIQUIDITY
Total trailing 12-month net debt to covenant adjusted EBITDA was 3.8x, a 10 basis point reduction versus the prior year measurement. Corporate liquidity remains strong, and at quarter-end the company had approximately $1.0 billion in cash and availability on its revolving credit facility.

2017 OUTLOOK
The Company provides its expectations for full-year adjusted EPS and full-year free cash flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements, severance and other charges and the effect of currency translation.

The Company's outlook for 2017 adjusted EPS remains unchanged within a range of $1.90 to $2.00 per share, which includes 1 cent of currency headwind. Further, the Company is now expecting full-year free cash flow of greater than $425 million.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 10 a.m. ET today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark

Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world’s leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world.  Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We operate our business with social responsibility, focusing on initiatives that support our diverse workforce, advance consumer health and wellness, protect our environment, and strengthen our communities.  Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, rated number one among Diversified Outsourcing Companies, as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.
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Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Adjusted Sales (Organic) represents sales growth, adjusted to eliminate the effects of material acquisitions and divestitures and the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "2007 LBO"); the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 LBO; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Free Cash Flow
Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment, client contract investments and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Sales (Organic), Adjusted Operating Income (including on a constant currency basis), Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis), Adjusted EPS and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income, net income, or earnings per share, determined in accordance with GAAP. Adjusted Sales (Organic), Adjusted Operating Income, Covenant Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 Leveraged Buy-out - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the Company's issuances of share-based awards and the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as organizational streamlining initiatives ($18.4 million net expense for the third quarter and year-to-date 2017 and $1.9 million net expense for the third quarter of 2016 and $9.0 million net expense for the year-to-date 2016), and other consulting costs related to transformation initiatives ($2.4 million for the third quarter and year-to-date 2017 and $4.8 million for the third quarter of 2016 and $11.4 million for the year-to-date 2016).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that material acquisitions and divestitures had on the comparative periods.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for income from prior years' loss experience that were favorable under our casualty insurance program ($6.5 million gain for the year-to-date 2017), expenses related to acquisition costs ($1.0 million for the third quarter of 2016 and $1.4 million for the year-to-date 2016), expenses related to long-term disability payments (approximately $2.3 million for the year-to-date 2016), property and other asset write-downs associated with the sale of a building ($5.1 million for the third quarter of 2016 and $6.8 million for the year-to-date 2016) and the impact of the change in fair value related to certain gasoline and diesel agreements ($2.9 million loss for the third quarter of 2017 and $4.0 million loss for the year-to-date 2017 and $11.3 million gain for the third quarter of 2016 and $8.3 million gain for the year-to-date 2016).
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Effect of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs and debt discounts.
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements under the heading "2017 Outlook" and relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are or remain confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business and other factors set forth under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K filed with the SEC on November 23, 2016 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	June 30, 2017	July 1, 2016
Sales	$3,593,277	$3,586,908
Costs and Expenses:
Cost of services provided	3,232,366	3,233,884
Depreciation and amortization	126,440	122,363
Selling and general corporate expenses	79,792	61,317
	3,438,598	3,417,564
Operating income	154,679	169,344
Interest and Other Financing Costs, net	61,483	103,764
Income Before Income Taxes	93,196	65,580
Provision for Income Taxes	27,832	20,722
Net income	65,364	44,858
Less: Net income attributable to noncontrolling interest	69	93
Net income attributable to Aramark stockholders	$65,295	$44,765

Earnings per share attributable to Aramark stockholders:
Basic	$0.27	$0.18
Diluted	$0.26	$0.18
Weighted Average Shares Outstanding:
Basic	244,266	242,831
Diluted	251,156	249,057

	Nine Months Ended
	June 30, 2017	July 1, 2016
Sales	$10,950,288	$10,872,005
Costs and Expenses:
Cost of services provided	9,757,892	9,738,117
Depreciation and amortization	378,258	370,172
Selling and general corporate expenses	223,984	208,165
	10,360,134	10,316,454
Operating income	590,154	555,551
Interest and Other Financing Costs, net	224,791	246,835
Income Before Income Taxes	365,363	308,716
Provision for Income Taxes	104,334	103,925
Net income	261,029	204,791
Less: Net income attributable to noncontrolling interest	244	329
Net income attributable to Aramark stockholders	$260,785	$204,462

Earnings per share attributable to Aramark stockholders:
Basic	$1.07	$0.85
Diluted	$1.04	$0.82
Weighted Average Shares Outstanding:
Basic	244,399	241,740
Diluted	251,548	248,322

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	June 30, 2017	September 30, 2016
Assets

Current Assets:
Cash and cash equivalents	$154,674	$152,580
Receivables	1,532,879	1,476,349
Inventories	567,564	587,155
Prepayments and other current assets	209,325	276,487
Total current assets	2,464,442	2,492,571
Property and Equipment, net	981,536	1,023,083
Goodwill	4,702,397	4,628,881
Other Intangible Assets	1,121,541	1,111,883
Other Assets	1,380,455	1,325,654
	$10,650,371	$10,582,072

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$74,237	$46,522
Accounts payable	729,041	847,588
Accrued expenses and other current liabilities	1,098,624	1,290,635
Total current liabilities	1,901,902	2,184,745
Long-Term Borrowings	5,440,143	5,223,514
Other Liabilities	975,715	1,003,013
Redeemable Noncontrolling Interest	9,844	9,794
Total Stockholders' Equity	2,322,767	2,161,006
	$10,650,371	$10,582,072

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Nine Months Ended
	June 30, 2017	July 1, 2016

Cash flows from operating activities:
Net income	$261,029	$204,791
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	378,258	370,172
Income taxes deferred	(21,094)	54,291
Share-based compensation expense	50,318	43,556
Changes in operating assets and liabilities	(251,872)	(286,103)
Other operating activities	32,550	23,833
Net cash provided by operating activities	449,189	410,540

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(325,377)	(332,141)
Acquisitions, divestitures and other investing activities	(128,393)	(52,183)
Net cash used in investing activities	(453,770)	(384,324)

Cash flows from financing activities:
Net proceeds of long-term borrowings	145,908	152,946
Net change in funding under the Receivables Facility	82,000	(9,730)
Payments of dividends	(75,543)	(68,873)
Proceeds from issuance of common stock	23,048	23,296
Repurchase of stock	(100,000)	—
Other financing activities	(68,738)	(49,764)
Net cash provided by financing activities	6,675	47,875
Increase in cash and cash equivalents	2,094	74,091
Cash and cash equivalents, beginning of period	152,580	122,416
Cash and cash equivalents, end of period	$154,674	$196,507

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	June 30, 2017
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,491,619	$713,854	$387,804		$3,593,277
Operating Income (as reported)	$120,141	$25,758	$44,957	$(36,177)	$154,679
Operating Income Margin (as reported)	4.82%	3.61%	11.59%		4.30%

Sales (as reported)	$2,491,619	$713,854	$387,804		$3,593,277
Effect of Currency Translation	7,415	25,168	—		32,583
Adjusted Sales (Organic)	$2,499,034	$739,022	$387,804		$3,625,860
Sales Growth (as reported)	0.15%	0.58%	(0.38)%		0.18%
Adjusted Sales Growth (Organic)	0.45%	4.13%	(0.38)%		1.09%

Operating Income (as reported)	$120,141	$25,758	$44,957	$(36,177)	$154,679
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	14,127	(413)	—	—	13,714
Share-Based Compensation	150	98	79	15,771	16,098
Severance and Other Charges	7,353	10,733	1,098	1,690	20,874
Gains, Losses and Settlements impacting comparability	(17)	—	—	3,503	3,486
Adjusted Operating Income	$141,754	$36,176	$46,134	$(15,213)	$208,851
Effect of Currency Translation	593	509	—	—	1,102
Adjusted Operating Income (Constant Currency)	$142,347	$36,685	$46,134	$(15,213)	$209,953

Operating Income Growth (as reported)	19.25%	(33.01)%	(13.91)%	(63.90)%	(8.66)%
Adjusted Operating Income Growth	13.66%	(6.50)%	(10.66)%	(11.22)%	3.71%
Adjusted Operating Income Growth (Constant Currency)	14.13%	(5.18)%	(10.66)%	(11.22)%	4.26%
Adjusted Operating Income Margin (Constant Currency)	5.70%	4.96%	11.90%		5.79%

	Three Months Ended
	July 1, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,487,896	$709,728	$389,284		$3,586,908
Adjusted Sales (Organic)	$2,487,896	$709,728	$389,284		$3,586,908

Operating Income (as reported)	$100,743	$38,452	$52,221	$(22,072)	$169,344
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	17,114	172	(592)	—	16,694
Share-Based Compensation	146	3	12	14,405	14,566
Severance and Other Charges	1,320	63	—	5,256	6,639
Gains, Losses and Settlements impacting comparability	5,396	—	—	(11,267)	(5,871)
Adjusted Operating Income	$124,719	$38,690	$51,641	$(13,678)	$201,372

Operating Income Margin (as reported)	4.05%	5.42%	13.41%		4.72%
Adjusted Operating Income Margin	5.01%	5.45%	13.27%		5.61%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Nine Months Ended
	June 30, 2017
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$7,713,901	$2,065,461	$1,170,926		$10,950,288
Operating Income (as reported)	$457,322	$88,531	$144,202	$(99,901)	$590,154
Operating Income Margin (as reported)	5.93%	4.29%	12.32%		5.39%

Sales (as reported)	$7,713,901	$2,065,461	$1,170,926		$10,950,288
Effect of Currency Translation	1,720	94,535	—		96,255
Effects of Acquisitions and Divestitures	—	(18,563)	—		(18,563)
Adjusted Sales (Organic)	$7,715,621	$2,141,433	$1,170,926		$11,027,980
Sales Growth (as reported)	1.09%	(0.15)%	(0.15)%		0.72%
Adjusted Sales Growth (Organic)	1.11%	3.52%	(0.15)%		1.43%

Operating Income (as reported)	$457,322	$88,531	$144,202	$(99,901)	$590,154
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	44,803	(549)	(383)	—	43,871
Share-Based Compensation	499	426	246	50,895	52,066
Severance and Other Charges	7,353	10,733	1,098	1,690	20,874
Effects of Acquisitions and Divestitures	—	(1,127)	—	—	(1,127)
Gains, Losses and Settlements impacting comparability	(2,988)	—	(1,336)	4,322	(2)
Adjusted Operating Income	$506,989	$98,014	$143,827	$(42,994)	$705,836
Effect of Currency Translation	67	1,676	—	—	1,743
Adjusted Operating Income (Constant Currency)	$507,056	$99,690	$143,827	$(42,994)	$707,579

Operating Income Growth (as reported)	12.56%	(4.84)%	(1.43)%	10.89%	6.23%
Adjusted Operating Income Growth	5.47%	0.76%	(2.18)%	5.39%	3.16%
Adjusted Operating Income Growth (Constant Currency)	5.48%	2.48%	(2.18)%	5.39%	3.41%
Adjusted Operating Income Margin (Constant Currency)	6.57%	4.66%	12.28%		6.42%

	Nine Months Ended
	July 1, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$7,630,725	$2,068,649	$1,172,631		$10,872,005
Adjusted Sales (Organic)	$7,630,725	$2,068,649	$1,172,631		$10,872,005

Operating Income (as reported)	$406,308	$93,035	$146,298	$(90,090)	$555,551
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	62,894	461	(1,891)	—	61,464
Share-Based Compensation	754	187	141	44,279	45,361
Severance and Other Charges	3,160	3,214	2,480	11,561	20,415
Gains, Losses and Settlements impacting comparability	7,591	381	—	(6,547)	1,425
Adjusted Operating Income	$480,707	$97,278	$147,028	$(40,797)	$684,216

Operating Income Margin (as reported)	5.32%	4.50%	12.48%		5.11%
Adjusted Operating Income Margin	6.30%	4.70%	12.54%		6.29%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016

Net Income Attributable to Aramark Stockholders (as reported)	$65,295	$44,765	$260,785	$204,462
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	13,714	16,694	43,871	61,464
Share-Based Compensation	16,098	14,566	52,066	45,361
Severance and Other Charges	20,874	6,639	20,874	20,415
Effects of Acquisitions and Divestitures	—	—	(1,127)	—
Gains, Losses and Settlements impacting comparability	3,486	(5,871)	(2)	1,425
Effects of Refinancing on Interest and Other Financing Costs, net	—	31,267	29,968	31,267
Tax Impact of Adjustments to Adjusted Net Income	(19,493)	(24,494)	(54,594)	(62,485)
Adjusted Net Income	$99,974	$83,566	$351,841	$301,909
Effect of Currency Translation, net of Tax	801	—	1,308	—
Adjusted Net Income (Constant Currency)	$100,775	$83,566	$353,149	$301,909

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$65,295	$44,765	$260,785	$204,462
Diluted Weighted Average Shares Outstanding	251,156	249,057	251,548	248,322
	$0.26	$0.18	$1.04	$0.82
Earnings Per Share Growth (as reported)	44.44%		26.83%

Adjusted Earnings Per Share
Adjusted Net Income	$99,974	$83,566	$351,841	$301,909
Diluted Weighted Average Shares Outstanding	251,156	249,057	251,548	248,322
	$0.40	$0.34	$1.40	$1.22
Adjusted Earnings Per Share Growth	17.65%		14.75%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$100,775	$83,566	$353,149	$301,909
Diluted Weighted Average Shares Outstanding	251,156	249,057	251,548	248,322
	$0.40	$0.34	$1.40	$1.22
Adjusted Earnings Per Share Growth (Constant Currency)	17.65%		14.75%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	June 30, 2017	July 1, 2016

Net Income Attributable to Aramark Stockholders (as reported)	$344,128	$261,328
Interest and Other Financing Costs, net	293,339	318,423
Provision for Income Taxes	143,108	129,428
Depreciation and Amortization	503,851	498,447
Share-based compensation expense(1)	63,702	57,989
Pro forma EBITDA for equity method investees(2)	13,012	14,074
Pro forma EBITDA for certain transactions(3)	553	4,298
Other(4)	46,047	53,855
Covenant Adjusted EBITDA	$1,407,740	$1,337,842

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$5,514,380	$5,433,184
Less: Cash and cash equivalents	$154,674	$196,507
Net Debt	$5,359,706	$5,236,677
Covenant Adjusted EBITDA	$1,407,740	$1,337,842
Net Debt/Covenant Adjusted EBITDA	3.8	3.9

(1) Represents compensation expense related to the Company's issuances of share-based awards but does not include the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.

(2) Represents our estimated share of EBITDA primarily from our AIM Services Co., Ltd. equity method investment, not already reflected in our EBITDA. EBITDA for this equity method investee is calculated in a manner consistent with consolidated EBITDA but does not represent cash distributions received from this investee.

(3) Represents the annualizing of net EBITDA from certain acquisitions made during the period.
(4) Other includes the following for the twelve months ended June 30, 2017 and July 1, 2016, respectively: organizational streamlining initiatives ($35.3 million costs and $35.5 million costs), the impact of the change in fair value related to certain gasoline and diesel agreements ($4.0 million loss and $5.5 million gain), expenses related to acquisition costs ($2.9 million and $1.8 million), asset write-offs ($5.0 million and $16.2 million) and other miscellaneous expenses. "Other" for the twelve months ended July 1, 2016 also includes property and other asset write-downs associated with the sale of a building of $6.8 million.